SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A




 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934




       Date of Report (Date of earliest event reported) December 3, 1998





                           Reliability Incorporated
            (Exact name of registrant as specified in its charter)



             Texas                    0-7092               75-0868913
    (State or other juris-       (Commission file         (IRS Employer
   diction or registration)           Number)          Identification No.)




             16400 Park Row, Houston, Texas                  77084
        (Address of principal executive offices)          (Zip Code)




        Registrant's telephone number, including area code 281-492-0550

                           RELIABILITY INCORPORATED
                               Form 8-K/A Index


Item. 7 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS                                      Page

            The following combined audited financial
              statements are filed with this report:

              Report of Independent Auditors                             4
              Combined Balance Sheet as of October 31, 1998              5
              Combined Statement of Income and Comprehensive
                  Income - Ten Months ended October 31, 1998             6
                  Combined Statement of Cash Flows - Ten Months
                  ended October 31, 1998                                 7
              Notes to Combined Financial Statements                     8

            (b) PRO FORMA FINANCIAL STATEMENTS

            The following unaudited pro forma combined financial statements are filed with this report:

              Pro Forma Combined Balance Sheet as of
                  September 30, 1998                                    14
              Pro Forma Combined Statement of Income
                  for the Nine Months Ended September 30, 1998          15
              Pro Forma Combined Statement of Income
                  for the Year Ended December 31, 1997                  16
              Notes to Unaudited Pro Forma Combined
                  Financial Statements                                  17

            (c) Exhibits.  The following exhibits are filed
              with this report:

                    23.1 Consent of  Independent Auditors dated
                      February 9, 1999 related to Employee Stock
                      Savings Plan and 1997 Stock Option Plan           20


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: February 11, 1999             Reliability Incorporated


                                          By:   /s/ Max T. Langley
                                          ------------------------
                                          Max T. Langley,
                                          Senior Vice President

                           RELIABILITY INCORPORATED
                                  Form 8-K/A




Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      On December 3, 1998, Reliability Incorporated (the "Company") acquired certain assets and assumed certain liabilities from Basic Engineering Services and Technology Labs, Inc. ("BEST"). The assets acquired included equipment, furniture and fixtures, contracts, work-in-progress, backlog, proprietary rights, books and records, customer lists and goodwill. The liabilities assumed consisted of employee-related obligations. The purchase price was (i) $1,000,000 payable in cash, (ii) a note payable of $790,000 bearing interest at 6% per annum and due June 3, 1999, and (iii) 475,000 shares of the Company's common stock. The common stock was unregistered and is subject to transfer restrictions. In connection with the acquisition, the Company also entered into a $50,000 two year covenant not to compete and a two year $300,000 consulting agreement with the principal shareholder of BEST. The operations acquired are located in Austin, Texas and Singapore and are used to operate burn-in and test services laboratories, providing such services to integrated circuit manufacturers. This acquisition has been accounted for using the purchase method of accounting.

      (a)   FINANCIAL STATEMENTS OF OPERATION ACQUIRED

      In accordance with Rule 3-05 of Regulation S-X, audited financial statements for the acquired operation as of and for the ten months ended October 31, 1998 are filed with this report.

                        Report of Independent Auditors



The Board of Directors
Basic Engineering Services and Technology Labs, Inc.

We have audited the accompanying combined balance sheet of the Texas and Singapore operations of Basic Engineering Services and Technology Labs, Inc. (the "Company") as of October 31, 1998, and the related combined statements of income and comprehensive income and cash flows for the ten months ended October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Texas and Singapore operations of Basic Engineering Services and Technology Labs, Inc. at October 31, 1998, and the combined results of their operations and their cash flows for the ten months ended October 31, 1998, in conformity with generally accepted accounting principles.



                                          /s/   Ernst & Young LLP

                                          Ernst & Young LLP
January 29, 1999
Houston, Texas

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
                            Combined Balance Sheet
                               October 31, 1998
                                (In thousands)




Current assets:
    Cash (including restricted cash of $133)                     $   873
    Accounts receivable (net of allowance for
       doubtful accounts of $17)                                   1,027
    Prepaid expenses                                                  55
                                                                  ------
          Total current assets                                     1,955

Fixed assets, at cost:
    Machinery and equipment                                       10,645
    Furniture and fixtures                                           381
    Leasehold improvements                                           460
    Computer and office equipment                                    107
    Vehicles                                                          30
                                                                  ------
                                                                  11,623
    Less accumulated depreciation                                  7,720
                                                                  ------
                                                                   3,903
                                                                  ------
                                                                 $ 5,858
                                                                  ======

Current liabilities:
    Accounts payable                                             $    69
    Accrued payroll and related costs                                379
    Accrued other liabilities                                        110
    Income taxes payable                                              73
    Deferred tax liability                                           227
                                                                  ------
       Total current liabilities                                     858
                                                                  ------
Net assets                                                         5,000
                                                                  ------
                                                                 $ 5,858
                                                                  ======
















                            See accompanying notes

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
             Combined Statement of Income and Comprehensive Income
                       Ten Months ended October 31, 1998
                                (In thousands)




Revenue                                                           $8,731

Cost of sales                                                      6,192
Marketing, general and administrative                                975
                                                                   -----
Operating income                                                   1,564

Foreign exchange (loss), net                                         (13 )
Other, net                                                            12
                                                                   -----
Income before income taxes                                         1,563
Provision for income taxes                                           121
                                                                   -----
Net income                                                         1,442

Foreign currency translation                                          65
                                                                   -----
Comprehensive income                                              $1,507
                                                                   =====



































                            See accompanying notes

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
                       Combined Statement of Cash Flows
                       Ten months ended October 31, 1998
                                (In thousands)




Cash flows from operating activities:
    Net income                                                   $ 1,442
    Adjustments to reconcile net income to cash
       provided by operating activities:
          Depreciation                                             1,278
          Foreign exchange loss, net                                  13
          Loss on disposal of fixed assets                            68
          Deferred tax provision                                      67

    Increase (decrease) in operating cash flows:
          Accounts receivable                                        515
          Prepaid expenses                                             7
          Accounts payable                                          (153 )
          Accrued liabilities                                        (99 )
          Income taxes payable                                      (330 )
                                                                  ------
             Total adjustments                                     1,366
                                                                  ------
Net cash provided by operating activities                          2,808
                                                                  ------
Cash flows from investing activities:
    Expenditures for fixed assets                                   (377 )
    Proceeds from sale of fixed assets                                 8
                                                                  ------
Net cash used in investing activities                               (369 )
                                                                  ------
Cash flows from financing activities:
    Cash flow transferred to BEST                                 (2,226 )
                                                                  ------
Net cash used in financing activities                             (2,226 )
                                                                  ------
Effect of exchange rate changes on cash                               17
                                                                  ------
Net increase in cash (exclusive of restricted cash)                  230

Cash (exclusive of restricted cash) at January 1, 1998               510
                                                                  ------
Cash (exclusive of restricted cash) at October 31, 1998          $   740
                                                                  ======














                            See accompanying notes

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
                    Notes to Combined Financial Statements
                               October 31, 1998

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      Basic Engineering Services and Technology Labs, Inc. ("BEST") is a U.S. corporation with operations in California, Texas and Singapore. The accompanying combined financial statements reflect the assets, liabilities and results of operations of BEST's Texas and Singapore operations, which were acquired by Reliability Incorporated on December 3, 1998 in the form of an asset purchase (see Note 6). BEST's Texas and Singapore operations operate burn-in and test services laboratories, providing services to primarily four integrated circuit manufacturers.

      The accompanying combined financial statements are presented as if BEST's Texas and Singapore operations had existed as an entity separate from its parent, BEST, during the period presented and include the assets, liabilities, revenues and expenses that are directly related to the Texas and Singapore operations. Because all of BEST's Texas and Singapore results were included in the financial statements of BEST, separate meaningful historical equity accounts do not exist for these operations. Earnings per share data have been omitted from the combined statement of income and comprehensive income because the Texas and Singapore operations had no equity securities outstanding during the period presented.

      The accompanying combined financial statements have been prepared specifically to comply with Rule 3-05 of Regulation S-X. Since BEST did not keep discrete accounting records for its Texas and Singapore operations, certain allocations (including corporate salaries and administrative costs, engineering support, insurance costs, rent, etc.) are reflected in the accompanying combined financial statements (see Note 4).

      PRINCIPLES OF COMBINATION

      The combined financial statements include the accounts of BEST's Texas and Singapore operations. All transactions between the Texas and Singapore operations have been eliminated.

      RESTRICTED CASH

      Restricted cash relates to amounts pledged as security for certain lease agreements. These restrictions are expected to be lifted upon expiration of the respective leases (2001).

      FIXED ASSETS

      For financial statement purposes, depreciation is computed principally on the straight-line method, using estimated useful lives of 3 to 5 years.

      REVENUE RECOGNITION

      Generally, revenues are recognized when services are provided.

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
                    Notes to Combined Financial Statements
                               October 31, 1998


      FOREIGN CURRENCY

      The accounting records of BEST's Singapore operations are maintained in Singapore dollars which is the functional currency. Transactions occurring in Singapore during the period involving foreign currencies other than the Singapore dollar are recorded at the exchange rates approximating those at the transaction dates. At the balance sheet date, recorded monetary balances denominated in foreign currencies other than the Singapore dollar are revalued to reflect the exchange rates prevailing at that date. The resulting net exchange gains or losses are credited or charged to foreign exchange loss (net) in the accompanying combined statement of income and comprehensive income.

      Cumulative  translation  gains  or  losses  arising  from translating the
Singapore dollar-denominated financial statements into U.S. dollars are reflected in net assets in the accompanying combined balance sheet. Cumulative translation adjustments totaled $33,000 (loss) and $98,000 (loss) as of October 31, 1998 and January 1, 1998, respectively.

      INCOME TAXES

      BEST is a Subchapter S corporation. As a result, U.S. income taxes are the liability of BEST's shareholders. BEST's Singapore operations are subject to income taxation under Singapore law. Deferred income taxes are provided under the liability method and reflect the net tax effects of temporary differences between the tax basis of assets and liabilities and their reported amounts in the combined financial statements.

      ACCOUNTING ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

      CONCENTRATION OF RISKS

      Approximately 30% of BEST's combined Texas and Singapore operations' revenues were denominated in Singapore dollars during the ten months ended October 31, 1998, thereby subjecting the operations to risks related to foreign currency fluctuations between the U.S. and Singapore dollar. In addition, BEST's Texas and Singapore operations are dependent on four significant customers. For the ten months ended October 31, 1998 these customers were Motorola Semiconductor, Advanced Micro Devices, Cypress Semiconductor and Alliance Semiconductor.

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
                    Notes to Combined Financial Statements
                               October 31, 1998

2. NET ASSETS

      Changes in net assets during the ten months ended October 31, 1998 were as follows (in thousands):

            Balance at January 1, 1998               $ 4,567
            Cash flow transferred to BEST             (2,226 )
            Net income                                 1,442
            Fixed assets transferred from BEST         1,267
            Translation adjustments                       65
            Other                                       (115 )
                                                      ------
Balance at October 31, 1998                          $ 5,000
                                                      ======

3. INCOME TAXES

      The income tax provision is based on income before income taxes of $520,000 related to BEST's Singapore operations and consist solely of Singapore income taxes. The differences between the effective rate reflected in the income tax provision and the amounts determined by applying the statutory Singapore income tax rate of 26% are analyzed below (in thousands):

            Provision at statutory rate                $ 406
            Less effect of domestic earnings
              not subject to income taxes               (271 )
            Less 10% Singapore tax rebate                (14 )
                                                        ----
                                                       $ 121
                                                        ====
            Current                                    $  54
            Deferred                                      67
                                                        ----
                                                       $ 121
                                                        ====

      Deferred tax liabilities consisted primarily of differences between the depreciation rates required under Singapore tax regulations and those used for financial statement purposes, offset by capital allowances. Income taxes paid during the ten months ended October 31, 1998 totaled $255,000.

4. RELATED PARTY TRANSACTIONS

      BEST provided certain administrative, engineering, cash management, facility rental and other support to its Texas and Singapore operations. The accompanying combined financial statements reflect allocations of these types of costs which, in management's opinion, appropriately state the Texas and Singapore operations' share of such costs. These allocations were based upon various factors, including time spent by BEST's corporate office personnel on Texas and Singapore operations activities and, in the case of rent, square footage occupied by the respective operation.

             Basic Engineering Services and Technology Labs, Inc.
                        Texas and Singapore Operations
                    Notes to Combined Financial Statements
                               October 31, 1998

      For purposes of the combined financial statements, the intercompany account between the Texas and Singapore operations and BEST has been included as an element of net assets. These amounts are unsecured, interest free and have no fixed repayment terms. All excess cash flows are considered to be transferred to BEST and are included in this intercompany account.

      BEST's Singapore operation purchased $1,267,000 of fixed assets from BEST's corporate office, at net book value, during the ten months ended October 31, 1998.

5. OPERATING LEASE COMMITMENTS

      BEST's Texas and Singapore operations lease manufacturing and office facilities under non-cancelable operating leases with initial terms of one year or more. Rent expense totaled $295,000 during the ten months ended October 31, 1998. Future minimum rental payments under these leases are as follows:
$314,000,  $312,000,  $270,000, $133,000 and $55,000 during  the  fiscal  years ended October 31, 1999 through 2003, respectively.

6. SALE OF CERTAIN ASSETS AND LIABILITIES

      Effective December 3, 1998, Reliability Incorporated acquired certain assets and assumed certain liabilities from BEST related to its Texas and Singapore operations. The assets acquired included equipment, furniture and fixtures, contracts, work-in-progress, backlog, proprietary rights, books and records and customer lists. The liabilities assumed consisted of employee-related obligations. As consideration for the sale, BEST received from Reliability Incorporated (i) $1,000,000 in cash; (ii) a note payable of $790,000 bearing interest at 6% per annum and due June 3, 1999, and (iii) 475,000 shares of Reliability Incorporated common stock.

7. YEAR 2000 READINESS (unaudited)

      Based on a recent and ongoing assessment, management has determined that it will be required to modify or replace portions of its software so that computer systems will function properly with respect to dates in the Year 2000 and thereafter. BEST's Texas and Singapore operations are currently transitioning onto Reliability Incorporated's financial systems, which are expected to be Year 2000 compliant by March 1999. Other systems specific to BEST's Texas and Singapore operations which require Year 2000 remediation are expected to be Year 2000 compliant by June 1999. Management has also initiated communications with its significant suppliers and major customers to determine the extent to which the business is vulnerable to any third party's failure to remedy their own Year 2000 issues. No significant issues have been identified.

      The costs of Year 2000 remediation are not material to the combined financial statements. Management presently believes that with modifications to existing software, the Year 2000 issue will not pose significant operational problems and will not materially affect future financial results. In addition, Reliability Incorporated is developing a contingency plan to address unforeseen Year 2000 problems, should they occur.

                           RELIABILITY INCORPORATED
                                  Form 8-K/A



      (b)   PRO FORMA FINANCIAL INFORMATION

      On December 3, 1998, Reliability Incorporated (the "Company") acquired certain assets and assumed certain liabilities from Basic Engineering Services and Technology Labs, Inc. ("BEST"). The assets acquired included equipment, furniture and fixtures, contracts, work-in-progress, backlog, proprietary rights, books and records, customer lists and goodwill. The liabilities assumed consisted of employee-related obligations. The purchase price was (i) $1,000,000 payable in cash, (ii) a note payable of $790,000 bearing interest at 6% per annum and due June 3, 1999, and (iii) 475,000 shares of the Company's common stock. The common stock was unregistered and is subject to transfer restrictions. In connection with the acquisition, the Company also entered into a $50,000 two year covenant not to compete and a two year $300,000 consulting agreement with the principal shareholder of BEST. The operations acquired are located in Austin, Texas and Singapore and are used to operate burn-in and test services laboratories, providing such services to integrated circuit manufacturers. This acquisition has been accounted for using the purchase method of accounting.


      The unaudited pro forma combined balance sheet has been prepared as if the transaction occurred as of the Company's latest interim balance sheet dated September 30, 1998. The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the acquisition as if it had occurred at the beginning of the periods presented. These statements were prepared by taking into consideration only those transactions known to have a continuing impact to operations as a result of the acquisition.

      The unaudited pro forma combined financial statements have been prepared by the Company and all calculations have been made based upon certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. Included in these assumptions is the presumption that no additional selling, general and administrative costs are required because the current infrastructure is deemed sufficient to support the additional activities anticipated from the acquisition. The unaudited pro forma combined financial statements were prepared utilizing the accounting policies of the Company. The allocation of the purchase price, which may be subject to certain adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma combined financial statements. The purchase price has been allocated based upon the estimated fair values of the assets acquired and liabilities assumed. The excess of the purchase price over the estimated fair value of the net assets acquired at the acquisition date has been recorded as goodwill.

      The unaudited pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or the financial position which would have been achieved had the acquisition been consummated at the beginning of the periods presented. In addition, the unaudited pro forma combined financial information does not purport to be indicative of the results of operations or financial position which may be achieved in the future.

                           RELIABILITY INCORPORATED
                                  Form 8-K/A






      The unaudited pro forma combined financial information should be read in conjunction with the Company's historical consolidated financial statements and notes thereto contained in the 1997 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and the historical combined financial statements of BEST's Texas and Singapore operations contained elsewhere in this Form 8-K/A.

                           Reliability Incorporated
                       Pro Forma Combined Balance Sheet
                                  (Unaudited)
                              September 30, 1998
                                (In thousands)

                                    Historical
                                    ----------           Pro Forma  Pro Forma
                                Reliability  BEST       Adjustments Combined
                                -----------  ----       ----------- --------
Current assets:
   Cash and cash equivalents      $14,832   $    -      $(1,000 ) (A) $13,832
   Accounts receivable              5,146        -            -       5,146
   Inventories                      2,053        7            -       2,060
   Deferred tax assets                569        -            -         569
   Other current assets               496       34            -         530
                                   ------    -----       ------      ------
      Total current assets         23,096       41       (1,000 )    22,137
                                   ------    -----       ------      ------

Property, plant and
   equipment, net                   7,284    3,861       (1,184 ) (B) 9,961

Assets held for sale                2,193        -                    2,193
Intangible assets                       -        -        1,148  (C)  1,148
                                   ------    -----       ------      ------
                                  $32,573   $3,902      $(1,036 )   $35,439
                                   ======    =====        =====      ======



Current liabilities:
   Current maturities on
      long-term debt              $   849   $    -      $     -     $   849
   Note payable                         -        -          790  (A)    790
   Accounts payable                   189        -            -         189
   Accrued liabilities              3,719      349            -       4,068
   Income taxes payable             1,184        -            -       1,184
                                   ------    -----       ------      ------
      Total current liabilities     5,941      349          790       7,080
                                   ------    -----       ------      ------

Deferred tax liabilities              512        -            -         512

Stockholders' equity
   Common stock                     7,181        -        1,727  (A)  8,908
   Retained earnings               26,783        -            -      26,783
                                   ------    -----       ------      ------
                                   33,964        -        1,727      35,691
   Less treasury stock, at cost     7,844        -            -       7,844
                                   ------    -----       ------      ------
      Total stockholders' equity   26,120        -        1,727      27,847
                                   ------    -----       ------      ------
                                  $32,573   $  349      $ 2,517     $35,439
                                   ======    =====       ======      ======







                            See accompanying notes
                  to pro forma combined financial statements.

                           Reliability Incorporated
                    Pro Forma Combined Statement of Income
                                  (Unaudited)
                     Nine Months Ended September 30, 1998
                     (In thousands, except per share data)




                                    Historical
                                    ----------           Pro Forma  Pro Forma
                                Reliability  BEST       Adjustments Combined
                                -----------  ----       ----------- --------

Revenues                          $29,826   $7,952        $   -     $37,778

Costs and expenses:
   Cost of revenues                13,943    5,555         (254 ) (D) 19,244
   Marketing, general and
      administrative                6,871      869          136  (E)  7,876
   Research and development         1,636        -            -       1,636
   Provision for asset impairment     100        -            -         100
                                   ------    -----         ----      ------
                                   22,550    6,424         (118 )    28,856
                                   ------    -----         ----      ------
Operating income                    7,276    1,528          118       8,922

Interest income (expense)             295        8          (24 ) (F)   241
                                                            (38 ) (G)
Other income, net                       -        9            -           9
                                   ------    -----         ----      ------
Income before income taxes          7,571    1,545           56       9,172

Provision for income taxes          2,632      136          442  (H)  3,210
                                   ------    -----         ----      ------
Net income                        $ 4,939   $1,409        $(386 )   $ 5,962
                                   ======    =====         ====      ======

Earnings per share:
      Diluted                     $   .80                           $   .89

      Basic                       $   .81                           $   .91

Weighted average number of shares
   used in earnings per share
   calculations
      Diluted                       6,208                   475  (I)  6,683

      Basic                         6,088                   475  (I)  6,563












                            See accompanying notes
                  to pro forma combined financial statements.

                           Reliability Incorporated
                    Pro Forma Combined Statement of Income
                                  (Unaudited)
                         Year Ended December 31, 1997
                     (In thousands, except per share data)


                                    Historical
                                    ----------           Pro Forma  Pro Forma
                                Reliability  BEST       Adjustments Combined
                                -----------  ----       ----------- --------


Revenues                          $47,220  $12,930       $    -     $60,150

Costs and expenses:
   Cost of revenues                23,653    8,125         (338 ) (D) 31,440
   Marketing, general and
      administrative                9,679    1,418          182  (E) 11,279
   Research and development         1,578        -            -       1,578
                                   ------    -----        -----      ------
                                   34,910    9,543         (156 )    44,297
                                   ------    -----        -----      ------
Operating income                   12,310    3,387          156      15,853

Interest income (expense)             (66 )     15          (24 ) (F)  (131 )
                                                            (56 ) (G)
Other income, net                       -       65            -          65
                                   ------    -----        -----      ------
Income before income taxes         12,244    3,467           76      15,787

Provision for income taxes          4,112      323        1,090  (H)  5,525
                                   ------    -----        -----      ------
Net income                        $ 8,132   $3,144      $(1,014 )   $10,262
                                   ======    =====        =====      ======

Earnings per share:
      Diluted                        1.23                              1.45

      Basic                         $1.25                             $1.47

Weighted average number of shares
   used in earnings per share
   calculations
      Diluted                       6,604                   475  (I)  7,079

      Basic                         6,500                   475  (I)  6,975












                            See accompanying notes
                  to pro forma combined financial statements.

                           RELIABILITY INCORPORATED
                         NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

      On December 3, 1998, Reliability Incorporated (the "Company") acquired certain assets and assumed certain liabilities from Basic Engineering Services and Technology Labs, Inc. ("BEST"). The assets acquired included equipment, furniture and fixtures, inventory, contracts, work-in-progress, backlog, proprietary rights, books and records, customer lists and goodwill. The liabilities assumed consisted of employee-related obligations. The purchase price was (i) $1,000,000 payable in cash, (ii) a note payable of $790,000 bearing interest at 6% per annum and due June 3, 1999, and (iii) 475,000 shares of the Company's common stock. The common stock was unregistered and is subject to transfer restrictions. In connection with the acquisition, the Company also entered into a $50,000 two year covenant not to compete and a two year $300,000 consulting agreement with the principal shareholder of BEST. The operations acquired are located in Austin, Texas and Singapore and are used to operate burn-in and test services laboratories, providing such services to integrated circuit manufacturers. This acquisition has been accounted for using the purchase method of accounting.

      The unaudited pro forma combined balance sheet has been prepared as if the transaction occurred as of the Company's latest interim balance sheet date, September 30, 1998. The unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the acquisition as if it had occurred at the beginning of the periods presented. These statements were prepared by taking into consideration only those transactions known to have a continuing impact to operations as a result of the acquisition.

      The unaudited pro forma combined financial statements have been prepared by the Company and all calculations have been made based upon certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. Included in these certain assumptions is the presumption that no additional selling, general and administrative costs are required because the current infrastructure is deemed sufficient to support the additional activities anticipated from the acquisition. The unaudited pro forma combined financial statements were prepared utilizing the accounting policies of the Company. The allocation of the purchase price, which may be subject to certain adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma combined financial statements. The purchase price has been allocated based upon the estimated fair values of the assets acquired and liabilities assumed. The excess of the purchase price over the estimated fair value of the net assets acquired at the acquisition date has been recorded as goodwill.

                           RELIABILITY INCORPORATED
                         NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS



2. PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE AS FOLLOWS:

(A) To reflect the consideration paid which consisted of $1,000,000 in cash, a note payable for $790,000 and 475,000 shares of the Company's common stock.

(B) To reduce the net book value of fixed assets acquired based on a preliminary analysis of fair value. The final analysis is not yet completed; as a result, the final adjustment may differ.

(C) To reflect the estimated excess of acquisition cost over the fair value of the assets acquired. Of this amount, $1,098,000 relates to goodwill and $50,000 relates to a covenant not to compete.

(D) To reflect lower depreciation resulting from the reduction in basis of property and equipment acquired based on the preliminary analysis of the fair value of the fixed assets acquired, using estimated useful lives ranging from 3 to 4 years.

(E) To reflect amortization of goodwill over a period of seven years and the covenant not to compete over a period of two years.

(F) To reflect the increase in interest expense due to the issuance of the $790,000 note payable at 6% interest for six months.

(G) To reflect a reduction in interest income for the cash portion of the purchase price.

(H) To adjust the tax provision for income taxes of the pro forma combined group to the Company's historical effective tax rate of 35%. BEST's historical combined financial statements reflect only Singapore income taxes as BEST is a Subchapter S corporation whose U.S. income taxes are the liability of BEST's shareholders

(I) To reflect the 475,000 shares of common stock issued pursuant to the purchase agreement.

                           Reliability Incorporated
                               Index to Exhibits


Exhibit Number    Description of Exhibit              Page Number

23.1              Consent of Independent
                  Auditors dated February 9, 1999     20